UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2009 (Date of earliest event reported)

US GEOTHERMAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706

(Address of principal executive offices)

(208)  424-1027

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective December 17, 2009, we issued 8,100,000 shares of our common stock (the "Shares") and warrants (the "Warrants") to purchase 4,050,000 shares of our common stock to the holders of our August 17, 2009 subscription receipts upon the automatic exercise of such subscription receipts on December 17, 2009. No additional consideration was payable to us upon the exercise. The issuance of the subscription receipts was previously reported in our Current Report on Form 8-K dated August 17, 2009. Each Warrant entitles the holder to purchase, subject to adjustment, one share of our common stock at a price of $1.75 per share for a period of 24 months from August 17, 2009. The issuance of the Shares and the Warrants was exempt from registration in reliance upon Rule 506 Regulation D.

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2009, the Company’s board of directors approved the 2009 Stock Incentive Plan, subject to the approval of our shareholders. At the Company’s annual meeting held on December 17, 2009, shareholders approved the Company’s 2009 Stock Incentive Plan. Under the Plan, options may be granted on authorized but unissued common stock up to but not in excess of 15% of our issued and outstanding common stock at the time of the grant, less any shares underlying outstanding options granted pursuant to the Company’s Amended and Restated Stock Option Plan dated September 29, 2006. Stock options are determined by the Compensation and Benefits Committee and are granted only in compliance with applicable laws and regulatory policy.

The 2009 Stock Incentive Plan permits the granting of: stock options (including both incentive and non-qualified stock options); stock appreciation rights ("SARs"); restricted stock and restricted stock units; performance awards of cash, stock or property; dividend equivalents; stock awards; and other stock-based awards. The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Stock Incentive Plan will be equal to 15% of the Company’s issued and outstanding shares of common stock (calculated as of the first day of each fiscal year while the 2009 Stock Incentive Plan is in effect), less any shares underlying outstanding options granted pursuant to our Amended and Restated Stock Option Plan dated September 29, 2006. This aggregate amount is subject to further limitations, as follows:

  A maximum of 2,500,000 shares will be available for granting incentive stock options under the 2009 Stock Incentive Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code or any successor provision;

  The maximum number of shares that may be awarded under the 2009 Stock Incentive Plan pursuant to grants of restricted stock, restricted stock units and stock awards is 2,500,000;

  The number of shares that will be issued to "insiders" within any one year period under the Plan and all of the Company’s other security based compensation arrangements may not exceed 5% of the Company’s outstanding and issued common stock;

  The number of shares that may be issued to any one "insider" under the Plan within any one-year period shall not exceed 5% of the Company’s outstanding and issued common stock; and

  The maximum number of shares that may be issued to any one eligible person under the Plan may not exceed 5% of the Company’s outstanding and issued common stock.

  The Plan is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on November 6, 2009.

  Item 7.01 Regulation FD Disclosure.

  On December 21, 2009, the Company issued a press release to provide a corporate update on business conducted at their Annual General Meeting. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

  Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

  Item 9.01

  Financial Statements and Exhibits

  (c)

  Exhibits

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated December 21, 2009

  SIGNATURES

  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

  Dated: December 21, 2009

  U.S. Geothermal Inc.

  By: /s/ Kerry D. Hawkley

    Kerry D. Hawkley
    Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated December 21, 2009